Exhibit 99.1

HAIN CELESTIAL TO SHARPEN STRATEGIC FOCUS; ENTERS INTO
AGREEMENT TO SELL NORTH AMERICA SNACKS BUSINESS

Transaction to strengthen Hain’s financial position and
support long-term growth potential for go-forward business

HOBOKEN, N.J., Feb. 2, 2026 /GlobeNewswire/ -- Hain Celestial Group (Nasdaq: HAIN), a leading global health and wellness company whose purpose is to inspire healthier living through better-for-you brands, today announced that it has reached a definitive agreement to sell its North American Snacks business, including Garden Veggie Snacks™, Terra® chips and Garden of Eatin'® snacks, to Snackruptors Inc., a Canadian, family-owned snacks manufacturer, for $115 million in cash.

This transaction will allow Hain Celestial to move forward with a simplified portfolio in North America focused on core categories and markets with stronger margin and cash flow profiles to drive growth.

Hain Celestial's North America snacks portfolio represented 22% of the company's net sales in fiscal 2025 – and 38% of the North America segment net sales – with negligible EBITDA contribution over the last 12 months. The financial profile of the remaining portfolio in North America is meaningfully stronger, delivering EBITDA margins in the low double digits, underpinned by gross margins above 30%.

Going forward, the company’s flagship categories across North America will include tea, yogurt, and baby/kids, along with its meal preparation platforms. Hain’s brands in North America include Celestial Seasonings® teas, The Greek Gods® yogurt, Earth's Best® Organic baby and kids foods and Spectrum® Organic culinary oils.

Alison Lewis, Hain Celestial’s President and CEO, said, “As an output of the previously announced strategic review process of our company’s portfolio, the sale of our snacks business is a decisive first step we are taking to sharpen our focus on categories and platforms in key markets where we can leverage our strongest organizational capabilities. Proceeds from the transaction will be used to reduce debt, strengthening the company’s financial position and leverage profile. The resulting financial flexibility will enable increased investment over time, helping to drive sustainable, profitable growth and create long-term shareholder value."

Rick Taborda, President of Snackruptors, said “We’re thrilled to be acquiring this established portfolio of delicious snacks that consumers already know and love. We believe these brands have significant growth potential and represent a strong, complementary fit with our existing business. We look forward to welcoming the talented members of the Hain Celestial team who have been supporting these brands to the Snackruptors family. We are excited to work together and unlock their full potential.”

Lewis continued, “The transaction we are announcing today marks a significant moment for Hain Celestial, and I am confident that we have found the right home for these beloved snack brands and our employees who will support them as part of Snackruptors. I want to express my gratitude to the many dedicated team members who have built our North American Snacks business over the years. Their commitment has been instrumental in our progress to reaching this milestone.”

The transaction is expected to close by February 28, 2026, subject to customary closing conditions. Additional details regarding the divestiture will be provided during Hain Celestial’s Q2 Fiscal Year 2026 earnings call scheduled for 8:00 AM ET on Monday, February 9, 2026.

Goldman Sachs & Co. LLC is serving as financial advisor to Hain Celestial and Cravath, Swaine & Moore LLP is serving as legal counsel.

About The Hain Celestial Group
Hain Celestial is a leading health and wellness company whose purpose is to inspire healthier living for people, communities and the planet through better-for-you brands. For more than 30 years, Hain Celestial has intentionally focused on delivering nutrition and well-being that positively impacts today and tomorrow. Headquartered in Hoboken, N.J., Hain Celestial's products across beverages, yogurt, baby/kids and meal preparation are marketed and sold in over 70 countries around the world. Our leading brands include Celestial Seasonings® teas, The Greek Gods® yogurt, Earth's Best® Organic and Ella's Kitchen® baby and kids foods, Joya® and Natumi® plant-based beverages, Hartley’s® jelly, as well as Cully & Sully®, Yorkshire Provender®, and New Covent Garden® soups, among others. For more information, visit www.hain.com and LinkedIn.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. The words "believe," "expect," "anticipate," "may," "should," "plan," "intend," "potential," "will" and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include, among other things, our beliefs or expectations relating to our future performance, results of operations and financial condition, including statements about the company’s plans to sell its North American Snacks businesses, the expected timetable for completing the transaction, our ability to drive sustainable, profitable growth and create long-term shareholder value; our strategic initiatives; and our business strategy.

Risks and uncertainties that may cause actual results to differ materially from forward-looking statements include: the ability to satisfy the conditions to the closing of the contemplated disposition, which may include conditions outside of our control; our ability to successfully separate the business and realize the benefits of the contemplated disposition; and the other risks and uncertainties described in our most recent Annual Report on Form 10-K and our other filings from time to time with the U.S. Securities and Exchange Commission.

We undertake no obligation to update forward-looking statements to reflect actual results or changes in assumptions or circumstances, except as required by applicable law.

Investor Relations Contact:
Alexis Tessier
Investor.Relations@hain.com

Media Contact:
Justin Godley
Justin.Godley@hain.com